Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FIRST QUARTER 2024 RESULTS

Business transformation continues to drive improved profitability and new business wins

CHARLOTTE, N.C., May 6, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported its financial results for the first quarter ended March 31, 2024.
Highlights
•Strategic transformation program drove another quarter of improved results, 3rd quarter in a row;
•First quarter net sales of $121.2 million, down 4.6% versus prior year, driven largely by rationalized volume;
•First quarter operating loss of $4.8 million, an improvement of $2.3 million versus prior year;
•First quarter adjusted EBITDA of $11.3 million, an improvement of 38.9% versus prior year;
•First quarter free cash flow of $0.3 million, an improvement of $4.0 million versus prior year; and
•Secured new business awards of $17.2 million in the first quarter, $80 million in our last 5 quarters.

“In the first quarter, we continued to execute our strategic transformation, which yielded continued improvement in base business profitability and additive new business wins,” said Harold Bevis, President and Chief Executive Officer. “Our trailing-twelve-month adjusted EBITDA of $46 million improved for the fourth consecutive quarter. We are increasing profits on business in house, and we have cumulatively won $80 million of new business over the last 5 quarters. This combination of results is giving us new options to optimize our performance even further. We have begun work on a laddered improvement program reaching into 2025 to continue our sequential improvement. We are balancing between cost-out and growth initiatives, and using our free cash flow to fund our business plan activities. Our cash flow generation has been historically tight due to our current capital structure, but we are improving our credit profile through this same hard work and opening opportunities to improve our capital structure and lower our cost of capital as well.”

Mr. Bevis continued, “We are further refining our targeted growth agendas and reallocating our resources in targeted areas. Our commercial performance year-to-date is on pace with our 2024 targets for new business growth at 3x market rates, and our cost improvement agenda is on track. We are pleased with our overall performance but still have many areas to improve further. Our results over the last year are encouraging us to set our goals high.”

Mr. Bevis concluded, “Our worldwide markets are mostly healthy, particularly in front of our most competitive Mobile plants in China and Brazil and in front of Power plants in the U.S. Steady investment into electric grid, electrification, and climate-friendly vehicle power trains is ongoing and good for us. The soft spots in our end-market demand are the U.S.

commercial vehicle market and the U.S. residential construction markets, both small markets for us. So overall today, we have a good demand outlook across our market profile. We are comfortable with our 2024 guidance on sales, adjusted EBITDA, free cash flow generation, and new business wins. I want to thank all of our employees globally who deliver beyond-reliable products every day, on-time to some of the world’s most discriminating customers. Together with our customers, we are developing and producing products that improve quality of life and climate conditions for all of us.”

First Quarter GAAP Results
Net sales were $121.2 million, a decrease of 4.6% from the first quarter of 2023, which was primarily due to non-recurring end-of-life pricing received in the first quarter of 2023, rationalized volume at plants undergoing turnarounds, and increased organic volume at healthy plants.

Loss from operations was $4.8 million compared to a loss from operations of $7.1 million in the first quarter of 2023. The decrease in loss from operations was primarily due to items related to its 2023 facility closures - (1) sublease income on closed facilities, and (2) one-time losses during the first quarter of 2023 on sales of machinery and equipment associated with these closures.
For the reporting segments, Income from operations for Power Solutions was $4.0 million compared to income from operations of $1.7 million for the same period in 2023. Loss from operations for Mobile Solutions was $2.1 million compared to loss from operations of $3.3 million for the same period in 2023.
Net loss was $12.5 million compared to net loss of $10.2 million for the same period in 2023. The increase in net loss was primarily due to warrant valuation based on our stock price and higher interest expense, partially offset by cost reductions and higher joint venture income.
First Quarter Adjusted Results
Adjusted loss from operations for the first quarter of 2024 was $0.7 million compared to adjusted loss from operations of $0.4 million for the same period in 2023. Adjusted EBITDA was $11.3 million, or 9.3% of sales, compared to $8.1 million, or 6.4% of sales, for the same period in 2023. Adjusted net loss was $4.0 million, or $0.08 per diluted share, compared to adjusted net loss of $5.7 million, or $0.12 per diluted share, for the same period in 2023. The improvement in profitability was driven primarily by cost-out actions, partially offset by end-of-life pricing in the prior year period.
Free cash flow was a generation of cash of $0.3 million compared to a use of cash of $3.7 million for the same period in 2023.
Power Solutions
Net sales for the first quarter of 2024 were $48.2 million compared to $49.1 million in the first quarter of 2023, a decrease of 1.7%, or $0.9 million. The decrease in sales was primarily due to the non-recurrence of end-of-life pricing received during the first quarter of 2023 associated with the Irvine plant closure, partially offset by higher volume. Adjusted income from operations was $6.8 million compared to adjusted income from operations of $5.5 million in the first quarter of 2023. The increase in adjusted income from operations was primarily due to favorable product mix and improved operating performance, partially offset by the non-recurrence of end-of-life pricing in the first quarter of 2023 associated with the Irvine plant closure.

Mobile Solutions
Net sales for the first quarter of 2024 were $73.1 million compared to $78.0 million in the first quarter of 2023, a decrease of 6.4%, or $4.9 million. The decrease in sales was primarily due to rationalized volume at underperforming plants and the pass-through effect of lower raw material costs. Adjusted loss from operations was $1.2 million compared to adjusted loss from operations of $0.8 million in the first quarter of 2023. The increase in adjusted loss from operations was due to lower volume, partially offset by cost reductions and operational improvements.

2024 Outlook
Assuming steady end-market demand outlook, with the exception of the North American residential construction market and North American commercial vehicle market, we are confirming and slightly tightening, in part, our outlook for the full year 2024 as follows:
◦Revenue in the range of $485 million to $505 million;
◦Adjusted EBITDA in the range of $48 million to $54 million;
◦Free cash flow in the range of $10 million to $15 million; and
◦New business wins in the range of $55 million to $70 million.

Michael Felcher, Senior Vice President and Chief Financial Officer, commented, “Our strong transformation momentum continued in the first quarter of 2024, and we are both confirming and slightly tightening our full-year 2024 guidance ranges, which are underpinned by our operational initiatives and commercial prospecting. We are focused on generating improved profitability and strong cash flow this year. We expect our improved performance will improve our credit profile and enable opportunities to improve our balance sheet and cost of capital further.”

Conference Call
NN will discuss its results during its quarterly investor conference call on May 7, 2024, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until May 7, 2025.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net sales	$121,198	$127,088
Cost of sales (exclusive of depreciation and amortization shown separately below)	101,086	108,421
Selling, general, and administrative expense	13,348	13,165
Depreciation and amortization	12,547	11,516
Other operating expense (income), net	(1,000)	1,061
Loss from operations	(4,783)	(7,075)
Interest expense	5,366	4,288
Other expense (income), net	4,153	(2,208)
Loss before provision for income taxes and share of net income from joint venture	(14,302)	(9,155)
Provision for income taxes	(506)	(1,301)
Share of net income from joint venture	2,271	281
Net loss	$(12,537)	$(10,175)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	(2,346)	1,840
Interest rate swap:
Change in fair value, net of tax	—	(230)
Reclassification adjustments included in net loss, net of tax	(449)	(468)
Other comprehensive income (loss)	$(2,795)	$1,142
Comprehensive loss	$(15,332)	$(9,033)

Basic and diluted net loss per share	$(0.34)	$(0.29)
Shares used to calculate basic and diluted net loss per share	47,724	45,309

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$20,610	$21,903
Accounts receivable, net	71,862	65,545
Inventories	72,718	71,563
Income tax receivable	11,952	11,885
Prepaid assets	5,957	2,464
Other current assets	10,439	9,194
Total current assets	193,538	182,554
Property, plant and equipment, net	179,647	185,812
Operating lease right-of-use assets	42,141	43,357
Intangible assets, net	55,268	58,724
Investment in joint venture	34,409	32,701
Deferred tax assets	734	734
Other non-current assets	7,087	7,003
Total assets	$512,824	$510,885
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,786	$45,480
Accrued salaries, wages and benefits	16,920	15,464
Income tax payable	431	524
Short-term debt and current maturities of long-term debt	7,014	3,910
Current portion of operating lease liabilities	5,177	5,735
Other current liabilities	14,464	10,506
Total current liabilities	94,792	81,619
Deferred tax liabilities	4,739	4,988
Long-term debt, net of current maturities	151,531	149,369
Operating lease liabilities, net of current portion	45,803	47,281
Other non-current liabilities	18,349	24,827
Total liabilities	315,214	308,084
Commitments and contingencies
Series D perpetual preferred stock	81,469	77,799
Stockholders' equity:
Common stock	495	473
Additional paid-in capital	464,081	457,632
Accumulated deficit	(307,885)	(295,348)
Accumulated other comprehensive loss	(40,550)	(37,755)
Total stockholders’ equity	116,141	125,002
Total liabilities, preferred stock, and stockholders’ equity	$512,824	$510,885

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(12,537)	$(10,175)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,547	11,516
Amortization of debt issuance costs and discount	544	353
Paid-in-kind interest	730	—
Total derivative loss, net of cash settlements	3,331	386
Share of net income from joint venture, net of cash dividends received	(2,271)	(281)
Share-based compensation expense	846	381
Deferred income taxes	(260)	480
Other	(666)	(287)
Changes in operating assets and liabilities:
Accounts receivable	(6,888)	(5,506)
Inventories	(1,554)	(447)
Accounts payable	6,130	2,813
Income taxes receivable and payable, net	(163)	(283)
Other	923	1,276
Net cash provided by operating activities	712	226
Cash flows from investing activities
Acquisition of property, plant and equipment	(5,460)	(4,997)
Proceeds from sale of property, plant, and equipment	98	1,035
Net cash used in investing activities	(5,362)	(3,962)
Cash flows from financing activities
Proceeds from long-term debt	13,001	17,000
Repayments of long-term debt	(29,808)	(17,832)
Cash paid for debt issuance costs	(646)	(55)
Proceeds from sale-leaseback of equipment	4,910	—
Proceeds from sale-leaseback of land and buildings	16,863	—
Repayments of financing obligations	(99)	—
Proceeds from short-term debt	—	2,923
Other	(651)	(785)
Net cash provided by financing activities	3,570	1,251
Effect of exchange rate changes on cash flows	(213)	222
Net change in cash and cash equivalents	(1,293)	(2,263)
Cash and cash equivalents at beginning of year	21,903	12,808
Cash and cash equivalents at end of quarter	$20,610	$10,545

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended March 31,
(in thousands)
NN, Inc. Consolidated	2024	2023
GAAP loss from operations	$(4,783)	$(7,075)
Professional fees	70	264
Personnel costs (1)	300	157
Facility costs (2)	258	2,739
Amortization of intangibles	3,456	3,563
Non-GAAP adjusted loss from operations (a)	$(699)	$(352)

Non-GAAP adjusted operating margin (3)	(0.6)%	(0.3)%
GAAP net sales	$121,198	$127,088

	Three Months Ended March 31,
(in thousands)
Power Solutions	2024	2023
GAAP income from operations	$3,979	$1,747
Personnel costs (1)	35	—
Facility costs (2)	211	1,033
Amortization of intangibles	2,618	2,725
Non-GAAP adjusted income from operations (a)	$6,843	$5,505

Non-GAAP adjusted operating margin (3)	14.2%	11.2%
GAAP net sales	$48,238	$49,072

	Three Months Ended March 31,
(in thousands)
Mobile Solutions	2024	2023
GAAP loss from operations	$(2,143)	$(3,319)
Personnel costs (1)	86	—
Facility costs (2)	54	1,706
Amortization of intangibles	838	839
Non-GAAP adjusted loss from operations (a)	$(1,165)	$(774)

Share of net income from joint venture	2,271	281
Non-GAAP adjusted income (loss) from operations with JV (a)	$1,106	$(493)

Non-GAAP adjusted operating margin (3)	1.5%	(0.6)%
GAAP net sales	$73,060	$78,018

	Three Months Ended March 31,
(in thousands)
Elimination	2023	2022
GAAP net sales	$(100)	$(2)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2024	2023
GAAP net loss	$(12,537)	$(10,175)

Provision for income taxes	506	1,301
Interest expense	5,366	4,288
Change in fair value of preferred stock derivatives and warrants	3,781	(2,008)
Depreciation and amortization	12,547	11,516
Professional fees	70	264
Personnel costs (1)	300	157
Facility costs (2)	258	2,739
Non-cash stock compensation	845	381
Non-cash foreign exchange (gain) loss on inter-company loans	161	(329)
Non-GAAP adjusted EBITDA (b)	$11,297	$8,134

Non-GAAP adjusted EBITDA margin (3)	9.3%	6.4%
GAAP net sales	$121,198	$127,088

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended March 31,
(in thousands)	2024	2023
GAAP net loss	$(12,537)	$(10,175)

Pre-tax professional fees	70	264
Pre-tax personnel costs	300	157
Pre-tax facility costs	258	2,739
Non-cash foreign exchange (gain) loss on inter-company loans	161	(329)
Pre-tax change in fair value of preferred stock derivatives and warrants	3,781	(2,008)
Pre-tax amortization of intangibles and deferred financing costs	4,000	3,917
Tax effect of adjustments reflected above (c)	(29)	(259)
Non-GAAP adjusted net income (loss) (d)	$(3,996)	$(5,694)

	Three Months Ended March 31,
(per diluted common share)	2024	2023
GAAP net loss per diluted common share	$(0.34)	$(0.29)

Pre-tax professional fees	—	0.01
Pre-tax personnel costs	0.01	—
Pre-tax facility costs	0.01	0.06
Pre-tax foreign exchange (gain) loss on inter-company loans	—	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	0.08	(0.04)
Pre-tax amortization of intangibles and deferred financing costs	0.08	0.09
Tax effect of adjustments reflected above (c)	—	(0.01)
Preferred stock cumulative dividends and deemed dividends	0.08	0.07
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.08)	$(0.12)
Shares used to calculate net earnings (loss) per share	47,724	45,309

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$712	$226
Acquisition of property, plant, and equipment	(5,460)	(4,997)
Proceeds from sale of property, plant, and equipment	98	1,035
Proceeds from sale-leaseback of equipment	4,910	—
Free cash flow	$260	$(3,736)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.